Exhibit 10.4
FORM OF
LUMINAR TECHNOLOGIES, INC.
NOTE REPURCHASE AGREEMENT
May [__], 2025
The undersigned set forth on Exhibit A hereto (each, a “Holder”) enters into this Note Repurchase Agreement (this “Agreement”) with Luminar Technologies, Inc., a Delaware corporation (the “Company”), as of the date first written above, whereby the Holders will sell to the Company, and the Company will purchase from the Holders, outstanding 1.25% convertible senior notes due 2026 (CUSIP No. 550424 AA3) issued by the Company (the “Notes”) pursuant to the Indenture, dated as of December 17, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), for a cash payment (the “Consideration”) as calculated in Section 1.1 hereto.
On and subject to the terms hereof, the parties hereto agree as follows:
Article I
PURCHASE AND SALE OF NOTES
Section 1.1Agreement to Purchase and Sell. Upon and subject to the terms set forth in this Agreement, at the Closing (as defined below), (i) each Holder agrees to sell to the Company the aggregate principal amount of Notes set forth opposite such Holder’s name on Exhibit A hereto (the “Repurchased Notes”) and (ii) the Company hereby agrees to purchase from such Holder all of such Holder’s Repurchased Notes at a cash purchase price equal to (x) $[●] per $1,000 principal amount of Repurchased Notes to be purchased plus (y) the accrued interest on such Repurchased Notes from, and including, December 15, 2024, to, but excluding, the Closing Date (as defined below), calculated in accordance with the Indenture. The Consideration payable on the Closing Date shall represent satisfaction in full of all principal and interest on the Repurchased Notes of each Holder from and after the Closing Date. The transactions contemplated by this Agreement, including, without limitation, the delivery and acceptance of the aggregate Consideration contemplated hereby in consideration for the sale of the Repurchased Notes are collectively referred to herein as the “Transactions.”
Section 1.2Closing. Subject to the satisfaction or valid waiver of all closing conditions set forth in Article IV hereto, on or before 9:00 a.m. (New York City time) on May [●], 2025, or such other date as the parties may mutually agree (the “Closing Date”), (a) each Holder (i) shall deliver or cause to be delivered to the Company all right, title and interest in and to its Repurchased Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may reasonably determine to be necessary to transfer to and confirm in the Company all right, title and interest in and to such Repurchased Notes, free and clear of any Liens, and (ii) upon the delivery to such Holder of the Consideration due hereunder for such Repurchased Notes, waives any and all other rights with respect to its Repurchased Notes, and releases and discharges the Company from any and all claims such Holder may now have, or may have in the future, arising out of, or related to, such Repurchased Notes, including, without limitation, any claims arising from any existing or past defaults, or any claims that such Holder is entitled to receive additional interest with respect to the Repurchased Notes; and (b) the Company shall deliver or cause to be delivered to each Holder the Consideration due hereunder with respect thereto (collectively, the

“Closing”). The cancellation of such Repurchased Notes and delivery of such Consideration shall be effected by the electronic exchange of documents at the Closing.
Section 1.3Delivery. At the Closing, (A) each Holder shall deliver or cause to be delivered its Repurchased Notes to the Trustee via the Deposit or Withdrawal at Custodian (“DWAC”) settlement system of the Depository Trust Company (“DTC”) for the benefit of the Company and (B) the Company shall pay or cause to be paid to such Holder the Consideration for such Repurchased Notes by wire transfer of immediately available funds to the account at the bank or broker in the United States of America designated by the Holder in writing to the Company prior to the Closing. For the convenience of each Holder, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Transactions through DTC.
Section 1.4No Joint Liability. The obligations of each Holder under this Agreement are several and not joint, and no Holder shall have liability to any person for the performance or non-performance of any obligation of any other Holder hereunder. Notwithstanding that this is a single agreement amongst multiple Holders, the Company covenants and agrees, for the benefit of each Holder, that it will not share or otherwise make available to any other Holder, any banking or DWAC-related information provided by such Holder to the Company.
Article II
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDERS
Each Holder, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.
Section 2.1Power and Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, and to perform its obligations hereunder, and to consummate the Transactions. Exhibit A hereto includes the true, correct and complete name, address and other relevant information of such Holder.
Section 2.2Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). The execution and delivery of this Agreement and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) such Holder’s organizational documents, (ii) any agreement or instrument to which such Holder is a party or by which such Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to such Holder, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect such Holder’s ability to consummate the Transactions in any material respect.
Section 2.3Title to the Repurchased Notes. Such Holder (a) is the sole or direct legal and beneficial owner of the Repurchased Notes set forth opposite its name on Exhibit A hereto; (b) has good, valid and marketable title to its Repurchased Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and any restrictions on transfer arising by operation of applicable securities laws); and (c) has not, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Repurchased Notes or its rights, title or interest in and to its Repurchased Notes or (ii) given any person or entity, except for its investment advisor, agents and affiliates, any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Repurchased Notes. Upon such Holder’s delivery of its Repurchased Notes to the Company pursuant to the Transactions, such Repurchased Notes shall be free and clear of all Liens created by the Holder or any other person acting for the Holder.
Section 2.4Institutional Accredited Investor or Qualified Institutional Buyer. Such Holder is either: (a) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.
Section 2.5[Reserved].
Section 2.6No Prohibited Transactions. Such Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than (i) its advisors or as required by Applicable Law (as defined below) or (ii) with the Company’s prior approval or consent) any information regarding the Transactions, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that investment professionals affiliated with such Holder (i.e., persons other than compliance personnel affiliated with such Holder) were first restricted via a “wall-cross” by either the Company, Matthews South, LLC (the “Placement Agent”) or any other person acting on the Company’s behalf, in each case, regarding the Transactions or this Agreement, and such Holder shall not engage in any such activities until the Disclosure Time (as defined below). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to such Holder’s compliance with its obligations under the U.S. federal securities laws and such Holder’s internal policies, (a) “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or affiliates of such Holder that are effectively walled off by appropriate “fire wall” information barriers approved by such Holder’s legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an affiliate of a Holder that was effected without the advice or participation of, or such affiliate’s receipt of information regarding the Transactions provided by, such Holder.
Section 2.7Adequate Information; No Reliance. Such Holder acknowledges and agrees that (a) such Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act on or prior to the date hereof (collectively, the “Public Filings”); (b) such Holder has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions; (c) such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions; (d) such Holder has evaluated the tax and other consequences of the Transactions with its tax, accounting or legal advisors; (e) the Company and the Placement Agent are not acting as a fiduciary or financial or investment advisor to such Holder; and (f) such Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company, the Placement Agent or any of their respective affiliates or representatives except for (i) the Public Filings and (ii) the representations and warranties made by the Company in this Agreement. Such Holder (x) is able to fend for itself in the Transactions and (y) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and advisability of the Transactions. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the merits of the Transactions.
Section 2.8[Reserved].
Section 2.9Taxpayer Information. Such Holder will deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN E or W-8ECI, as appropriate.
Section 2.10Brokers; Finders. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of such Holder. Such Holder understands that the Company intends to pay the Placement Agent a fee in respect of the Transactions.
Section 2.11No Reliance on the Placement Agent. Such Holder acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to such Holder and that the Placement Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to such Holder, express or implied, with respect to the Company, the Notes or the Consideration or the accuracy, completeness or adequacy of the information provided to such Holder or any other publicly available information, including, without limitation, the Public Filings, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to such Holder.
Section 2.12Further Action. Such Holder agrees that it will, upon request, execute and deliver any additional documents reasonably determined to be necessary by the Company, the Placement Agent or the Trustee to complete the Transactions.
Article III
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing.
Section 3.1Power and Authorization; Enforceability. The Company has been duly organized, validly existing as a corporation and in good standing under the laws of its jurisdiction of organization. The Company is duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Public Filings, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company has full legal right, power and authority to enter into this Agreement and perform the Transactions. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.
Section 3.2No Consents; No Violations; No Conflicts. Assuming the accuracy of each Holder’s representations and warranties hereunder, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company. Neither the execution of this Agreement, nor the consummation of any of the Transactions, will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived, (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect and (iii) Permitted Liens (as defined in the indentures governing the Company’s senior secured indebtedness described in the Public Filings (the “Senior Secured Indentures”)); nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except, in the case of this clause (y), where such violation would not have a Material Adverse Effect.
Section 3.3[Reserved].
Section 3.4[Reserved].
Section 3.5[Reserved].
Section 3.6[Reserved].
Section 3.7Disclosure. On or before 8:00 a.m. (New York City time) on the first business day following the date of this Agreement (the “Disclosure Time”), the Company shall file with the SEC a Current Report on Form 8-K disclosing the material terms of the Transactions (to the extent not previously publicly disclosed) (the “Closing 8-K”). From and after the filing of the Closing 8-K, the Company represents to each Holder that such Holder shall not be in possession of any material, nonpublic information provided by the Company or any of its officers, directors, employees or agents that is not disclosed in the Closing 8-K. Without the prior written consent of a Holder, the Company shall not disclose the name of such Holder in any filing or announcement, unless such disclosure is in accordance with Section 5.5 below.
Section 3.8SEC Filings; Disclosure. The Company has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis for the most recent twelve-month period. As of their respective filing dates, the Public Filings filed since January 1, 2024, complied in all material respects with applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Public Filings. None of such Public Filings, at the time they were filed with the SEC or, if amended or restated, as of the date of such amendment or restatement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 3.9No Material Adverse Effect. Since December 31, 2024, except as disclosed in the Public Filings, the Company and its subsidiaries, considered as a single enterprise, have conducted their business in the ordinary course, and there has not been any material adverse change in, or any development that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on, the legality, validity or enforceability of this Agreement or the ability of the Company to perform its obligations hereunder in connection with the Transactions on a full and timely basis in all material respects, or in or on the assets, business, operations, earnings, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (collectively, a “Material Adverse Effect”).
Section 3.10Investment Company Act. The Company is not and, after giving effect to the Transactions, will not be required to register as, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
Section 3.11Brokers. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the Transactions for which any Holder may be liable.
Section 3.12Further Action. The Company agrees that (i) it will cancel all Repurchased Notes acquired in connection with the Transactions, and (ii) it will, upon request, execute and deliver any additional documents reasonably deemed necessary or desirable by the Holders, the Trustee or the Transfer Agent to complete the Transactions.
Article IV
CLOSING CONDITIONS & NOTIFICATION
Section 4.1Conditions to Obligations of each Holder and the Company. The obligations of each Holder to deliver the Repurchased Notes and of the Company to deliver the Consideration at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:
(a)there shall be no action, lawsuit, arbitration, claim or proceeding pending that enjoins the consummation of this Agreement or the Transactions;
(b)solely with regard to the obligations of each Holder to deliver the Repurchased Notes, (i) the representations and warranties of the Company contained in Article III shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and, unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date; and (ii) the Company shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by the Company at or prior to the Closing; and
(c)solely with regard to the obligation of the Company to deliver the Consideration, (i) the representations and warranties of each Holder contained in Article II shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and, unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date; and (ii) each Holder shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by them at or prior to the Closing.
Section 4.2Notification. Each Holder hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects). The Company hereby covenants and agrees to notify the Holders upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article III to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects).
Article V
MISCELLANEOUS
Section 5.1Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 5.2Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 5.3Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Holders irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the Transactions.

Section 5.4Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Section 5.5Use of Holder Names. Neither the Company nor any of its affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, any Holder (whether in connection with the Company or in the Holder’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Holder’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Holder Names”), in each case except (i) as authorized in writing in advance by the Holder in each such instance (electronic mail to suffice) or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that prior to any such disclosure such disclosing member of the Company Group as soon as practicable notifies the Holder of such requirement (except where prohibited by Applicable Law) so that the Holder (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Holder with any notification thereof, unless the Holder is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).
Section 5.6Fees and Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own fees and expenses in connection with the delivery of the Repurchased Notes and issuance of the Consideration. The Company shall be responsible for the payment of any fees of the Placement Agent or the Trustee relating to or arising out of the Transactions.
Section 5.7Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement.
Section 5.8Assignment; Binding Effect. No Holder shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, except to an affiliate of such Holder who assumes its obligations hereunder pursuant to a joinder or similar agreement reasonably acceptable to the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and, except as set forth in Section 5.9, is not for the benefit of, nor may any provision hereof be enforced by, any other person.
Section 5.9Reliance by the Placement Agent. The Placement Agent, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and of each Holder, made on behalf of itself, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent will be a third-party beneficiary of this Agreement to the extent provided in this Section 5.9.

Section 5.10Waiver; Remedies. No delay on the part of any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. All waivers under this Agreement shall be in writing and signed by the party against whom such waiver is to be enforced.
Section 5.11Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.
Section 5.12Survival. The provisions of Article II, Article III, Section 4.2 and Article V shall survive the Closing.
Section 5.13Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by registered or certified first-class mail or courier service or sent by electronic transmission to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:
if to the Company:

Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, FL 32826
Attention: Tom Fennimore, CFO
Email:

with a copy (which will not constitute notice) to:

@luminartech.com

with a copy (which will not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
631 Wilshire Boulevard
Santa Monica, CA 90401
Attention: Daniel S. Kim
Email:

if to the Holders, as set forth on Exhibit A hereto.
Section 5.14Termination. The Company may terminate this Agreement if (i) there has occurred any breach or withdrawal by a Holder of any covenant, representation or warranty set forth in Article II in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respect) or (ii) any of the conditions outlined in Section 4.1(a) or Section 4.1(c) is not satisfied or waived by 5:00 p.m. (New York City time) on the Closing Date. A Holder may terminate this Agreement if (i) there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respect) or (ii) any of the conditions outlined in Section 4.1(a) or Section 4.1(b) is not satisfied or waived by 5:00 p.m. (New York City time) on the Closing Date. Upon a termination of this Agreement in accordance with this Section 5.14, neither the Company nor any Holder shall have any further obligation or liability (including, without limitation, arising from such termination) to the other.
Section 5.15Other Transactions. Nothing contained herein or in any other document related to the Transactions, and no action taken by any Holder pursuant hereto or thereto or by any other party pursuant to such other documents, shall be deemed to constitute a Holder and any other Holder or any other party hereunder or under such other documents as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such entities are in any way acting in concert or as a group with respect to their obligations hereunder or thereunder or with respect to the Transactions.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:
LUMINAR TECHNOLOGIES, INC.
By: Name: Title:

Signature Page to
Note Repurchase Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.
HOLDER:

________________________________________________

By:
    Name:
    Title:

Signature Page to
Note Repurchase Agreement

Signature Page to
Note Repurchase Agreement

EXHIBIT A
Holders

Holder Name and Address	Repurchased Notes (aggregate principal amount of Notes to be sold to the Company)

Total	$[__________]

EXHIBIT B
LUMINAR TECHNOLOGIES, INC.
NOTICE OF SETTLEMENT PROCEDURES
Following are the procedures for the settlement of the purchase and sale of 1.25% convertible senior notes due 2026 (CUSIP No. 550424 AA3) (the “Notes”), of Luminar Technologies, Inc. (the “Company”) for a cash payment (the “Consideration”) pursuant to the Note Repurchase Agreement, dated as of May [●], 2025 (the “Repurchase Agreement”), between the Company and the Holders party thereto, on the Closing Date (which is expected to occur on May [●], 2025, subject to the satisfaction or waiver of the closing conditions set forth in the Repurchase Agreement). Capitalized terms used herein and not otherwise defined herein have the meaning given to them in the Repurchase Agreement.
To ensure timely settlement on the Closing Date, please follow the instructions as set forth below. Your failure to comply with the following instructions may delay your receipt of the applicable Consideration on the Closing Date.
If you have any questions, please contact Jared Kramer of Matthews South, LLC by telephone at (415) 873-4765 or by email to jared@matthewssouth.com.
Thank you.
Delivery of the Repurchased Notes
You must direct the eligible DTC participant through which you hold a beneficial interest in the Repurchased Notes to post on the Closing Date, no later than 9:00 a.m. (New York City time), withdrawal instructions through DTC via DWAC for the aggregate principal amount of Repurchased Notes (CUSIP No. 550424 AA3) to be purchased by the Company on the Closing Date. It is important that this instruction be submitted and the DWAC posted on the Closing Date—if it is posted before the Closing Date, then it will expire unaccepted and will need to be re-posted on the Closing Date.
To Receive the Consideration
Subject to the terms of the Repurchase Agreement, the Company will pay the Consideration with respect to the Repurchased Notes by wire transfer of immediately available funds to the account at the bank or broker in the United States of America designated by the Holder in writing to the Company prior to the Closing.